STOCKHOLDERS' AGREEMENT

     STOCKHOLDERS' AGREEMENT dated as of September 2, 1998 (this "Agreement"), by and between Unidigital Inc., a Delaware corporation (the "Company") and Ehud Aloni (the "Stockholder").

                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, the Company is authorized to issue 10,000,000 shares of common stock, $0.01 par value (the "Common Stock"); and

     WHEREAS, the Company and the Stockholder are parties to that certain Agreement of Purchase and Sale (the "Purchase Agreement") dated as of August 3, 1998, and as amended by that certain letter agreement dated August 28, 1998, by and among the Company, Mega Art Corp., a New York corporation ("Mega Art"), and the Stockholder, Amit Primor and Jeffrey E. Rothman, as record owner, and Seligson, Rothman & Rothman, as beneficial owner, the holders of all of the issued and outstanding capital stock of Mega Art, pursuant to which the Stockholder has been issued 663,650 shares of the Common Stock (the "Aloni Shares"); and

     WHEREAS, the parties deem it in the best interests of each of the parties to restrict the transfer of the Restricted Shares (as defined below) as herein provided.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

            SECTION 1. General Restrictions on Transfer of the Restricted
                       Shares.
                       --------------------------------------------------

            (a) During the term of this Agreement, none of the shares of Common Stock owned on the date hereof or thereafter acquired by the Stockholder (the "Restricted Shares") may be transferred, assigned, pledged, encumbered or otherwise hypothecated except in accordance with the provisions of this Agreement.

            (b) Any attempted transfer of the Restricted Shares other than in accordance with this Agreement (other than an involuntary transfer by operation of law) shall be null and void and the Company shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of the Restricted Shares pursuant to any such transfer.

            (c) Notwithstanding  anything contained herein to the contrary,  but subject to Section 4 hereof, it is understood and agreed that the Stockholder may transfer any or all of the Restricted Shares beneficially owned by him to his immediate family (as defined below), or to trusts established for his own benefit or for the benefit of such immediate family, provided that in connection with such transfer, the transferee grants to such transferor an irrevocable proxy coupled with an interest to vote all of the Restricted Shares so transferred. Such transferees shall be referred to herein as "Permitted Transferees." For purposes of this Section 1(c), "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse,
sibling,    mother-in-

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law,   father-in-law,    son-in-law,    daughter-in-law,    brother-in-law,   or
sister-in-law, and shall include adoptive relationships.

            SECTION 2.  Right of First Refusal.
                        ----------------------

            (a) Whenever and as often as the Stockholder shall desire to sell any of the Restricted Shares pursuant to a bona fide offer for the purchase thereof in a private transaction, the Stockholder shall give notice (the "Notice") to the Company in writing to such effect, enclosing a copy of such bona fide offer (it being agreed that the Stockholder shall cause any such offer to be reduced to writing) and specifying the number of shares of the Stockholder's Restricted Shares which the Stockholder desires to sell (the "Shares"), the name of the person or persons to whom the Stockholder desires to make such sale and the dollar value of the consideration which has been offered in connection therewith. Upon receipt of the Notice, the Company shall have the first right and option to purchase all, but not less than all, of the Shares, for cash at a purchase price equal to the dollar value of such consideration (in the event such consideration includes noncash consideration for which the fair market value is undetermined, subject to Section 2(h) hereof, the dollar value of such noncash consideration shall be determined in good faith by the Company's Board of Directors, provided that if the Stockholder is a member of the Board of Directors, he shall not participate in such determination), exercisable for a period of ten (10) calendar days from the date of receipt of the Notice. Failure of the Company to respond to the Notice within the ten (10) calendar day period shall be deemed to constitute a notification to the Stockholder of the Company's decision not to exercise the first right and option to purchase the Shares under this Section 2(a).

            (b) The  Company  may  exercise  the right and  option  provided  in
Section 2(a) above by giving written notice to the Stockholder not later than the close of business on the date of expiration of such right and option (or if such date is not a business day, then on or before the close of business on the next succeeding business day), advising of the election to exercise the same and the date (not later than ten (10) calendar days from the date of expiration of such first right and option to purchase the Shares under Section 2(a)) upon which payment of the purchase price for the Shares shall be made. The
Stockholder shall cause to be delivered to the Company at the Company's principal office, on the payment date specified in such written notice, the certificate or certificates representing the Shares, properly endorsed for transfer, against payment of the purchase price therefor by the Company in immediately available funds.

            (c) If the Shares are not purchased by the Company in accordance with this Section 2, the Stockholder may, during the ninety (90) day period commencing on the expiration of the right and option provided for in Section 2(a), sell all, or subject to Section 2(d) hereof, less than all, of the Shares to the transferee named in the Notice for consideration, the dollar value of which is equal to or greater than the dollar value of the consideration specified in the Notice, free of the restrictions contained in Section 2 of this Agreement.

            (d) In the event that the Stockholder desires to sell less than all of the Shares set forth in the Notice (after the Company has exercised its right and option under Section 2(a)), the Stockholder shall give another notice (the "Second Notice") to the Company, by which the Stockholder shall then offer to the Company the right and option to purchase all, but not less than


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all, of the number of Shares set forth in the Second Notice for cash at the same purchase price and on the same terms as offered to the Company as set forth in the Notice. Pursuant to such offer, the Company shall have the right and option to purchase all but not less than all of the number of Shares set forth in the Second Notice, for cash at a purchase price equal to the dollar value of such consideration (in the event such consideration includes noncash consideration for which the fair market value is undetermined, subject to Section 2(h) hereof, the dollar value of such noncash consideration shall be determined in good faith by the Company's Board of Directors, provided that if the Stockholder is a
member  of  the  Board  of  Directors,   he  shall  not   participate   in  such
determination), exercisable for a period of ten (10) calendar days from the date of receipt of the Second Notice. Failure of the Company to respond to the Second Notice within the ten (10) calendar day period shall be deemed to constitute a notification to the Stockholder of the Company's decision not to exercise the right and option to purchase the Shares under this Section 2(d).

            (e) The Company  may  exercise  the rights and  options  provided in
Section 2(d) by giving written notice to the Stockholder not later than the close of business on the date of expiration of such right and option (or if such date is not a business day, then on or before the close of business on the next succeeding business day), advising of the election to exercise the same and the date (not later than ten (10) calendar days from the date of expiration of the notice upon which the Company is acting) upon which payment of the purchase price for the Shares shall be made. The Stockholder shall cause to be delivered to the Company at the Company's principal office, on the payment date specified in such written notice, the certificate or certificates representing the Shares being purchased by the Company, properly endorsed for transfer, against payment of the purchase price therefor by the Company in immediately available funds.

            (f) If the Shares set forth in the Second Notice are not purchased by the Company in accordance with this Section 2, the Stockholder may, during the ninety (90) day period commencing on the expiration of the rights and options provided for in Section 2(d), sell all, but not less than all, of the Shares set forth in the Second Notice to the transferee named in the Second Notice for consideration, the dollar value of which is equal to or greater than the dollar value of the consideration specified in the Second Notice, free of the restrictions contained in Section 2 of this Agreement.

            (g) Notwithstanding the foregoing, any of the Restricted Shares distributed to the Company in satisfaction of an indemnification claim made by the Company under the Purchase Agreement shall be free of the restrictions contained in Section 2 of this Agreement. In addition, in the event the Stockholder desires to sell any of the Restricted Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), such sale shall be free of the restrictions contained in Section 2 of this Agreement, provided such sale does not result in such Stockholder selling in excess of 10,000 shares of Common Stock in the immediately preceding three-month period. After the third anniversary of the date of this Agreement, for each successive one-year term, the Stockholder shall be permitted to sell an additional 5,000 shares of Common Stock pursuant to this Section 2(g).


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            (h) In the event the  Stockholder  disputes the Board of  Directors'
determination of the dollar value of noncash consideration to be paid for the Shares, the Stockholder shall notify the Company in writing within five (5) calendar days after such determination by the Board of Directors setting forth the amount, nature and basis of the dispute.

            Within the following five (5) calendar days, the parties shall use their best efforts to resolve such dispute. Upon their failure to do so, the dispute shall be submitted for arbitration as follows:
                  (i) The arbitrator shall be a "Big Five" public accounting firm located in the City of New York, State of New York mutually acceptable to the Company and the Stockholder. In the event the selected arbitrator declines or is unable to serve for any reason, the parties shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of the Supreme Court of the State of New York shall be invoked to make such selection.

                  (ii) The arbitrator shall follow the Commercial Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrator shall substantially comply with the rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrator to make findings of specific factual issues.

            The arbitrator shall complete its proceedings and render its decision within forty (40) calendar days after submission of the dispute to it, unless both parties agree to an extension. Each party shall cooperate with the arbitrator to comply with the procedural time requirements and the failure of either to do so shall entitle the arbitrator to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party.

            In the event the arbitrator does not fulfill its responsibilities on a timely basis, as described above, either party shall have the right to require a replacement and the appointment of a new arbitrator.

                  (iii) The decision of the arbitrator shall be final and binding upon the parties and accordingly a judgment by a court of competent jurisdiction may be entered in accordance therewith. The non-prevailing party shall be solely responsible for the fees and expenses of the arbitrator.

            SECTION 3. Standstill Agreement. The Stockholder hereby agrees that,
                       --------------------
without the prior written consent of the Company, he shall not take any action to cause him to be the beneficial owner of more than 1,000,000 shares of the Company's Common Stock.

            SECTION 4. Purchasers or Transferees of Restricted Shares. Except as
                       ----------------------------------------------
otherwise specifically provided herein, any person who shall acquire (either voluntarily or involuntarily, by operation of law or otherwise) any Restricted Shares from the Stockholder or any Permitted Transferee, shall be bound by the rights and restrictions of this Agreement relating


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to the  transfer  and sale of such  Restricted  Shares to the same extent as the parties hereto and, prior to the registration of the transfer of any such Restricted Shares on the books of the Company, any purchaser or other transferee shall execute a counterpart to this Agreement agreeing to be bound by such provisions.

            SECTION  5.  Legend on Stock  Certificates.  During the term of this
                         -----------------------------
Agreement, each certificate issued after the date hereof representing Restricted Shares held by the Stockholder shall conspicuously bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT, DATED AS OF SEPTEMBER 2, 1998, BETWEEN UNIDIGITAL INC. (THE "COMPANY"), AND EHUD ALONI. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF THIS CERTIFICATE TO THE COMPANY."

The Company covenants that it shall keep a copy of this Agreement on file at its principal executive offices for the purpose of furnishing copies to the holders of record of the Restricted Shares.

            SECTION 6. Duration of Agreement.  This Agreement shall terminate on
                       ---------------------
the third anniversary of the date of this Agreement, unless earlier terminated by the parties hereto; provided, however, that this Agreement shall
                             ---------   -------
automatically be renewed for successive one (1) year terms in the event that each of the Stockholder and William E. Dye are employed by the Company (or any of its affiliates) at the end of each such term. Additionally, this Agreement shall terminate immediately upon (i) the transfer of all the Restricted Shares (or any portion thereof pursuant to a transfer made under Rule 144 or a registration statement under the 1933 Act) owned by the Stockholder, (ii) a Change of Control (as such term is defined under the Stockholder's Employment Agreement with Mega Art); or (iii) the Company's (A) admission in writing of its inability to pay its debts generally as they become due, (B) filing of a petition in bankruptcy or a petition to take advantage of any insolvency act, on either a voluntary or involuntary basis, or (C) being adjudicated bankrupt on a petition in bankruptcy filed against it.

            SECTION 7.  Representations and Warranties.
                        ------------------------------

            (a) Each of the Company and the  Stockholder  (in the case of clause
(ii) below) represents and warrants, severally and not jointly, to the other party hereto as follows:

            (i) The execution, delivery and performance of this Agreement by the Company will not violate any provision of law, any order of any court or other agency of government, or any provision of any material indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any


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      lien,  charge  or  encumbrance  of  any  nature  whatsoever  upon  any  of the properties or assets of the Company (other than those arising hereunder).

            (ii) This Agreement has been duly executed and delivered by the Company or the Stockholder, as the case may be, and constitutes the legal, valid and binding obligation of the Company or the Stockholder, enforceable against the Company or the Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights, and except that the availability of the equitable remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding may be brought.

            (b) The Stockholder represents and warrants to the other parties hereto that the Aloni Shares constitute the entire ownership interest of the Stockholder in the Common Stock of the Company as of the date hereof.

            (c) The Company hereby acknowledges that the Stockholder, subject to underwriter approval and the limitations set forth in the Purchase Agreement, may be entitled to participate in a public offering of the Company's equity securities.

            SECTION 8.  Governing Law.  This Agreement shall be governed by, and
                        --------------
construed in accordance with, the laws of the State of New York without giving regard to conflicts of law principles.

            SECTION 9. Benefits of Agreement.  This  Agreement  shall be binding
                       ---------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns, legal representatives and heirs.

            SECTION  10.  Notices.  Any  notice,  demand or request  required or
                          -------
permitted to be given under the provisions of this Agreement (a) shall be in writing; (b) shall be delivered personally, including by means of telecopy or courier, or mailed by registered or certified mail, postage prepaid and return receipt requested; (c) shall be deemed given on the date of personal delivery or on the date set forth on the return receipt; and (d) shall be delivered or mailed as follows or to such other address as any party may from time to time direct:

            (i) if to the Company, 229 West 28th Street, New York, New York, 10001-5996, Attention: Chief Executive Officer, with a copy to Buchanan Ingersoll Professional Corporation, 500 College Road East, Princeton, New Jersey, 08540, Attention: David J. Sorin, Esq.;

            (ii) if to the Stockholder, c/o Mega Art Corporation, Pier 40, 2nd Floor, Westside Highway and West Houston Street, New York, New York 10014,
Attention: President, with a copy to Orrick, Herrington & Sutcliffe LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Rubi Finkelstein, Esq.

            SECTION  11.  Modification.  Except as  otherwise  provided  herein,
                          ------------
neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except


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by an instrument in writing signed by the party against whom the  enforcement of any modification, change, discharge or termination is sought.

            SECTION 12.  Severability.  In the event that any one or more of the
                         ------------
provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

            SECTION 13.   Counterparts.   This  Agreement  may  be  executed  in
                          ------------
one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

            SECTION 14. Entire Agreement.  This Agreement constitutes the entire
                        ----------------
agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements. In the event of any conflict between this Agreement and any other agreement or instrument with respect to the subject matter hereof, the provisions of this Agreement shall control.

            SECTION 15.  Reorganization,  Etc. The  provisions of this Agreement
                         --------------------
shall apply mutatis mutandis to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other securities of the Company and to any shares or other securities of the Company or of any successor company which may be received by each Stockholder by virtue of his ownership of the Restricted Shares.

            SECTION  16.  Survival  of  Representations.   Each  representation,
                          -----------------------------
warranty, covenant and agreement of the parties hereto herein contained shall survive the date hereof, notwithstanding any investigation at any time made by or on behalf of any of the parties.

            SECTION 17.   Headings.   The  headings of  this  Agreement  are for
                          --------
convenience of reference only and are not part of the substance of this Agreement.

                               * * * * * * * *





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            IN  WITNESS   WHEREOF,   the  parties   hereto  have  executed  this
Stockholders' Agreement as of the day and year first above written.

                                            UNIDIGITAL INC.


                                            By: /s/ William E. Dye
                                                -------------------------------
                                                Name: William E. Dye
                                                Title: Chief Executive Officer


                                            STOCKHOLDER

                                            /s/ Ehud Aloni
                                            -----------------------------
                                            Ehud Aloni